UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2007

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Executive Severance Agreements

On July 31, 2007, we entered into new Executive Severance Agreements with several of our officers, including the following “named executive officers” identified in our proxy statement relating to our 2007 annual meeting of stockholders: Michael W. Harlan, Robert D. Hardy and Thomas J. Albanese. The new agreements generally replace other agreements or term sheets previously agreed to between us and the applicable officers. Each Executive Severance Agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. Each such agreement also contains a confidentiality agreement, requiring the applicable officer to maintain the confidentiality of confidential information we provide him, as well as a non-competition agreement that generally extends for one year after the officer’s employment terminates (subject to extension in the event of a change of control, so that the non-competition agreement will extend to cover the number of months used to determine the severance benefits payable to him (as described below)).

In the case of a termination of the applicable officer’s employment either by us without “cause” or by the officer for “good cause,” the officer would generally be entitled to the following severance benefits:

• a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 12, together with a prorated amount of monthly base salary for any partial month in which the termination occurs;

• a lump-sum payment in cash equal to the amount of the officer’s (1) target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination, and (2) unused vacation days earned the year prior to the year in which the termination occurs, plus pro rata vacation days earned in the year in which the termination occurs;

• payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

• immediate vesting of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by us prior to the date of termination, and immediate lapsing of any restrictions, forfeiture conditions or other conditions or criteria applicable to any such awards on the date of termination.

In the event there is a “change of control” of our company and within one year thereafter the officer’s employment is terminated by us without cause or by the officer for good cause, the lump-sum payments described above with respect to monthly base salary and target bonus will each be increased by multiplying them by: 3, in the case of Mr. Harlan; 2.5, in the case of Mr. Hardy and certain other officers; or 2, in the case of Mr. Albanese and each other officer who is a party to an Executive Severance Agreement.

In the case of termination by reason of the officer’s death or long-term/permanent disability, the officer or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by the officer for good cause, except that any unvested stock options would not become vested, but instead would terminate immediately.

In the case of a termination of the applicable officer’s employment either by us for cause or by the officer without good cause, the officer would be entitled to payments for his pro rata monthly base salary and unused vacation, in each case through the date of termination, and (except in the case of a for cause termination for gross negligence or willful misconduct or neglect) all unvested stock options, restricted stock, restricted stock units and other awards held by the officer would be cancelled. Also, in the case of a termination by us for cause, all vested stock options held by the officer would remain exercisable for a period of up to 90 days, after which they would expire.

Under each Executive Severance Agreement, we would have “cause” to terminate the applicable officer’s employment in the event of:

• the officer’s gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

• the officer’s final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

• any criminal indictment of the officer relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

• a material breach by the officer of any material provision of the Executive Severance Agreement.

On the other hand, the officer generally would have “good cause” to terminate his employment if there is:

• a diminution in his then current monthly base salary;

• a material change in the location of his principal place of employment by us;

• any material diminution in his current position or any title or position to which he has been promoted;

• any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then the officer’s authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly-traded company duties and responsibilities);

• any material breach by us of any material provision of the Executive Severance Agreement, including any failure by us to pay any amount due under the Executive Severance Agreement; or

• with respect to Messrs. Harlan and Hardy and other specified officers, any restructuring of his direct reporting relationship within our company.

Under each Executive Severance Agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

• the date our company merges or consolidates with any other person or entity, and the voting securities of our company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

• the date our company sells all or substantially all of our assets to any other person or entity;

• the date our company is dissolved;

• the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of our company; or

• the date the individuals who currently constitute the non-employee members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the non-employee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board.

The terms of the Executive Severance Agreements with each of the named executive officers, copies of which is being filed as exhibits to this Current Report on Form 8-K, are hereby incorporated by reference in their entirety.

Modified Director Fee Schedule

In addition, on July 31, 2007, our Board of Directors approved modifications to the annual retainers and meeting fees we pay to members of our Board of Directors and its committees. The revised fees, which became effective upon adoption, are as follows:

Amount
Board
Retainer	$30,000*
Meeting Fee (in person/telephonic)	$5,000/$2,500

Audit Committee
Retainer (Chair)	$10,000
Retainer (Other Members)	$5,000
Meeting Fee (Chair) (in person/telephonic)	$4,000/$2,000
Meeting Fee (Other Members) (in person/telephonic)	$4,000/$2,000

Compensation Committee & Nominating and Corporate Governance Committee
Retainer	$5,000
Meeting Fee (in person/telephonic)	$2,000/$1,000**

Equity
Annual Option Award (number of shares of Common Stock underlying award)	10,000

*
The retainer includes amounts to be paid in place of meeting fees for two telephonic board meetings and two telephonic committee meetings. Accordingly, the board and committee meeting fees set forth below will not apply to such telephonic meetings.

**	If a committee meeting is held on the same day as a Board meeting, then the committee member will receive no separate fee for attending that committee meeting.

Addition of William T. Albanese to Board of Directors

On August 6, 2007, U.S. Concrete announced that its Board of Directors elected William T. Albanese to fill a newly created directorship and serve as a member of the Board of Directors. Mr. Albanese will, along with U.S. Concrete’s continuing directors, be subject to re-election at U.S. Concrete’s 2008 annual meeting of shareholders. Mr. Albanese was not elected to the Board of Directors pursuant to any arrangement or understanding with any third party. As of the date of this report, no decision has been made by the Board of Directors as to the committees of the Board on which Mr. Albanese will serve.

Mr. Albanese currently serves as our Regional Vice President—Northern California Region, and has served in that role since May 2005. He previously served as President of our Bay Area Region from June 1999 through May 2005. From 1987 through May 1999, Mr. Albanese served as President of Central Concrete Supply Co., Inc. (“Central”), one of the companies we acquired in May 1999 as the platform business of our Bay Area Region into which we subsequently consolidated other Bay Area operations. Previously, he served in various other capacities for Central since 1966.

Resignation of Robert S. Walker from the Board of Directors, effective December 31, 2007

On August 6, 2007, U.S. Concrete announced that Robert S. Walker will be retiring from the Company’s Board of Directors, effective December 31, 2007.

Promotion of Robert D. Hardy as Executive Vice President

On August 6, 2007, U.S. Concrete announced that Robert D. Hardy, the Company’s Senior Vice President and Chief Financial Officer, has been appointed Executive Vice President and Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Michael W. Harlan.
10.2	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Robert D. Hardy.
10.3	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Thomas J. Albanese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 6, 2007	By:	/s/ Robert D. Hardy
Robert D. Hardy Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Michael W. Harlan.
10.2	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Robert D. Hardy.
10.3	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Thomas J. Albanese.